UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

Martin Marietta Materials, Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-12744 (Commission File Number)	56-1848578 (IRS Employer Identification No.)

4123 Parklake Avenue Raleigh, North Carolina (Address of principal executive offices)		27612 (Zip Code)

Registrant’s telephone number, including area code: 919-781-4550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	MLM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 18, 2026, Martin Marietta Materials, Inc. (the “Corporation”) entered into a Credit Agreement with JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent, and the lenders and issuing lenders party thereto (the “Credit Agreement”), which provides for a $1,500,000,000 five-year senior unsecured revolving facility (the “Revolving Facility”). Borrowings under the Revolving Facility bear interest, at the Corporation’s option, at rates based upon Term SOFR or a base rate, plus, for each rate, a margin determined in accordance with a ratings-based pricing grid. The Revolving Facility replaces the Corporation’s existing Credit Agreement, dated as of December 21, 2021, with JPMCB, as administrative agent, and the lenders and issuing lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”). The Existing Credit Agreement had provided for a revolving facility, under which no borrowings were outstanding prior to entering into the Revolving Facility. The Revolving Facility expires on August 18, 2031, with any outstanding principal amounts, together with interest accrued thereon, due in full on that date. The Credit Agreement requires that the Corporation maintain a maximum Leverage Ratio (as defined in the Credit Agreement) not to exceed 3.75:1.00, provided that following the closing date of the Corporation’s previously announced acquisition of Lhoist North America, Inc. (the “Acquisition”), the Corporation’s Leverage Ratio may not exceed (a) for the first three fiscal quarters ending after the Acquisition, 4.75:1.00, (b) for the next succeeding three fiscal quarters, 4.25:1.00 and (c) thereafter, 3.75:1.00, provided further that the Corporation may exclude from the Leverage Ratio debt incurred in connection with certain acquisitions for a period of four quarters so long as the Leverage Ratio calculated without such exclusion does not exceed 4.25:1.00. Additionally, if there are no amounts outstanding under both the Revolving Facility and the Corporation’s accounts receivable securitization facility, consolidated debt will be reduced for purposes of the calculation of the Leverage Ratio by the Corporation’s cash and cash equivalents, such reduction not to exceed $500,000,000.

The Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference, and the description of the Credit Agreement contained herein is qualified in its entirety by the terms of the Credit Agreement.

Item 1.02	Termination of a Material Definitive Agreement

The information required by Item 1.02 is included under Item 1.01 “Entry into a Material Definitive Agreement” and that information is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is included under Item 1.01 “Entry into a Material Definitive Agreement” and that information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Credit Agreement dated as of August 18, 2026, among the Corporation, the Lenders (as defined in the Credit Agreement), the Issuing Lenders (as defined in the Credit Agreement) and JPMCB.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

Date: August 18, 2026	By:	/s/ George Schoen
		Name:	George Schoen
		Title:	Executive Vice President,
General Counsel and Corporate Secretary